UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 5, 2010 (October 1, 2010)

NIVS IntelliMedia Technology Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52933	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31, Shuikou Road, Huizhou, Guangdong, People’s Republic of China 516006
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3125862

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Financial Officer

On October 1, 2010, Simon Zhang resigned as Chief Financial Officer and Corporate Secretary of NIVS IntelliMedia Technology Group, Inc. (the “Company”), effective immediately.  Simon Zhang’s resignation was for personal reasons and not due to any disagreement with the Company.

On October 1, 2010, the Board of Directors of the Company appointed Alexander Chen as the Company’s new Chief Financial Officer and Corporate Secretary, to fill the vacancy left by Mr. Zhang’s departure.

Mr. Chen, 43, was appointed to serve as the Company’s Chief Financial Officer and Corporate Secretary on October 1, 2010.  Prior to joining the Company, he served, from September 2009 to August 2010, as the Business Development Manager of WCT Pty Limited, a remittance services and money transfer company; and from October 2006 to November 2008, as Chief Financial Officer of Service Central, an online business directory service company. Prior to that, Mr. Chen served, from 2003 to 2006, as the Chief Financial Officer of TMS, a company accredited with a special license to market, sell and manage government-run lotteries, where Mr. Chen oversaw the company’s return to profitability and record sales after many years of heavy losses.  Mr. Chen received a Bachelor’s Degree in Accounting from the University of Victoria in 1998.

On October 1, 2010, the Company entered into an employment agreement with Mr. Chen (the “Agreement”) in connection with his appointment as the Company’s Chief Financial Officer and Corporate Secretary.  Pursuant to the terms of the Agreement, Mr. Chen will be paid a monthly salary of USD$8,500. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Mr. Chen is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of Independent Director

On September 27, 2010, the Company reported the resignation of Arthur B. Laffer for personal reasons, from his position as a director of the Company and as a member of its Audit Committee, Compensation Committee and Nominating Committee, effective immediately.

On October 1, 2010, the Board of Directors of the Company appointed Robert J. Wasielewski to serve as a member of the Company’s Board of Directors and as a member on each of the Company’s Audit Committee, Compensation Committee and Nominating Committee.  As consideration for his services as an independent director, the Company has agreed to pay Mr. Wasielewski an annual fee of $12,000.

The Company’s Board of Directors has determined that Mr. Wasielewski is an “independent director” as defined by Section 803 of the NYSE Amex Company Guide.

Item 7.01	Regulation FD Disclosure.

On October 5, 2010, the Company issued a press release announcing the appointment of Robert J. Wasielewski as a director of the Company.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated October 1, 2010, by and between the Company and Alexander Chen.

99.1	Press Release, dated October 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS IntelliMedia Technology Group, Inc.

Dated: October 5, 2010	By:	/s/ Tianfu Li
	Name:	Tianfu Li
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated October 1, 2010, by and between the Company and Alexander Chen.

99.1	Press Release, dated October 5, 2010.